Exhibit 99.1

Control4 Reports Record Revenues for Third Quarter 2018

Continued Growth in Connected-Home Opportunities and New Products

SALT LAKE CITY — November 1, 2018 4:05 PM EST — Control4 Corporation (NASDAQ: CTRL), a leading global provider of smart-home and networking solutions, today announced financial results for its third quarter ended September 30, 2018.

Revenue for the third quarter of 2018 was $71.6 million, compared to revenue of $64.6 million for the third quarter of 2017, representing quarterly year-over-year growth of 11%.

Net Income on a GAAP basis for the third quarter of 2018 was $5.7 million, or $0.21 per diluted share, compared to Net Income in the third quarter of 2017 of $5.0 million, or $0.19 per diluted share.

Non-GAAP Net Income for the third quarter of 2018 was $10.5 million, or $0.38 per diluted share, compared to Non-GAAP Net Income in the third quarter of 2017 of $9.4 million, or $0.35 per diluted share. A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

Unrestricted cash and net investments increased to $91.2 million as of September 30, 2018, compared to $83.1 million as of June 30, 2018.  During the third quarter of 2018, the company generated cash flows from operations of $9.9 million, paid the final holdback of $1.1 million related to the Triad acquisition, purchased $2.1 million of capital assets, repurchased 150,000 shares of Control4 stock on the open market for $4.9 million and paid $1.8 million in lieu of issuing additional shares of stock related to the net settlement of restricted stock units that vested during the quarter.

“We are pleased with our performance in the past quarters and are continuing our focus to drive growth and execute on our strategies to be the preferred choice for home automation,” said Martin Plaehn, chairman and chief executive officer of Control4. “Our recently introduced Certified Showroom Program, our #C4YourselfDay events, and our Production Builder Program are all gaining visibility and momentum, and our new products introduced at the CEDIA industry tradeshow in September are well received and expected to contribute to year-end business and to the first-half of 2019”.

Commenting on the company’s financial results, Mark Novakovich, chief financial officer of Control4, added: “Year-over-year, we delivered another quarter of double-digit revenue growth.  Our expanding net income margin and positive cash flow generation put us in a good position to continue to maintain our leadership in the professionally installed whole-home automation market.”

Q4 and 2018 Guidance

Control4 expects revenue for the full year 2018 to be between $272 million and $274 million and expects Non-GAAP Net Income for the full year to be between $39.0 million and $40.0 million or $1.42 and $1.45 per diluted share, based on an expected 27.6 million weighted average shares outstanding.  Control4 expects revenue in the fourth quarter of 2018 to be between $72 million and $74 million and expects non-GAAP Net Income for the fourth quarter of 2018 to be between $11.3 million and $12.3 million or $0.41 and $0.45 per diluted share, based on an expected 27.6 million weighted average shares outstanding.

Control4 Announces Third Quarter 2018 Financial Results

Control4 does not provide guidance on GAAP Net Income because certain non-GAAP adjustments are inherently difficult to forecast, whereas others relate to the amortization or expensing of items tied to historical events.  The following table highlights our estimates of non-GAAP stock-based compensation and the amortization of intangible assets reflected in our non-GAAP net income guidance for the fourth quarter of 2018:

Expense ($ mm)	4Q 2018
Stock-based compensation expense	3.5
Amortization of intangible assets	1.4
Total	4.9

Additional Financial and Operational Metrics

Revenue ($ mm)	3Q 2018	2Q 2018	3Q 2017
North America Core Revenue	54.0	52.4	48.6
International Core Revenue	15.8	15.1	14.0
Other Revenue(1)	1.8	1.7	2.0
Total Revenue	71.6	69.2	64.6

(1) Primarily consists of Hospitality Revenue

	3Q 2018	2Q 2018	3Q 2017
Dealer Adds(2)
North America	90	81	69
International	59	72	61
Total Dealer Adds	149	153	130

Active Dealers(2), (3)
North America	3,217	3,150	3,019
International	1,226	1,232	1,148
Total Active Dealers	4,443	4,382	4,167

Total Dealers(2)
North America	3,356	3,280	3,139
International	1,462	1,410	1,283
Total Dealers	4,818	4,690	4,422

Controller Shipments	31,017	28,871	26,814

(2) These dealer figures only include dealers authorized to sell and install the full Control4 line of products and exclude approximately 980 active dealers that are currently authorized to sell only the Pakedge and or Triad brand of products.

(3) We define an active, authorized dealer (“active dealer”) as one that has placed an order with us in the trailing 12-month period.

Control4 Announces Third Quarter 2018 Financial Results

Conference Call

On November 1, 2018, Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and will webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). To access the conference call, dial 647-484-0478 or 800-514-8435 (toll free) and enter passcode 9656400.

The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference through November 15, 2018.  To access the replay, please dial 719-457-0820 or 888-203-1112 and enter passcode 9656400.

About Control4 Corporation:

Control4 [NASDAQ: CTRL] is a leading global provider of automation and networking systems for homes and businesses, offering personalized control of lighting, music, video, comfort, security, communications, and more into a unified smart home system that enhances the daily lives of its consumers. Control4 unlocks the potential of connected devices, making networks more robust, entertainment systems easier to use, homes more comfortable and energy efficient, and provides families more peace of mind. Today, every home and business needs automation horsepower and a high-performance network to manage the increasing number of connected devices. The Control4 platform interoperates with more than 12,500 third-party consumer electronics products, ensuring an ever-expanding ecosystem of devices will work together. Control4 is now available in over 100 countries. Leveraging a professional channel that includes over 5,700 custom integrators, retailers, and distributors authorized to sell Control4 products, Pakedge branded networking solutions and Triad branded speakers, Control4 is delivering intelligent solutions for consumers, major consumer electronics companies, hotels, and businesses around the world.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s financial outlook. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s most recent Annual Report on Form 10-K, as well as subsequent reports and documents filed with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The company anticipates that subsequent events and developments may cause its views to change. Except as required by law, Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

Control4 Announces Third Quarter 2018 Financial Results

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income (loss) from operations, non-GAAP operating income percentage, non-GAAP net income (loss), and non-GAAP net income (loss) per diluted share. Non-GAAP gross margin excludes non-cash expenses related to stock-based compensation, amortization of intangible assets, and acquisition-related costs. We further exclude expenses related to executive severance and litigation settlements from non-GAAP income from operations and non-GAAP net income.

Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of the business operations.

The company has recently completed acquisitions that resulted in operating expenses that would not have otherwise been incurred. Management has provided supplementary non-GAAP financial measures, which exclude acquisition-related expense items, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. Management considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the company’s control. Furthermore, the company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from the non-GAAP measures, management is better able to evaluate the ability to utilize its existing assets and estimate the long-term value that acquired assets will generate. The company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) professional service fees, recorded in operating expenses, which include third-party costs related to the acquisition, and legal and other professional service fees associated with diligence, entity formation, and corporate structuring, disputes and regulatory matters related to acquired entities; (ii) transition and integration costs, recorded in operating expenses, which include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties; and (iii) acquisition-related adjustments which include adjustments to acquisition-related items such as being required to record acquired inventory at its fair value, resulting in a step-up in the inventory value, and having to reverse part of our valuation allowance in order to offset the deferred tax liability that was recorded based on differences between the book and tax basis of assets acquired and liabilities assumed. The step-up in inventory is recorded through cost of goods sold when the inventory is sold, resulting in a negative impact to our gross margin. Although these expenses are not recurring with respect to past acquisitions, the company will generally incur these expenses in connection with any future acquisitions.

The company excludes the amortization of acquired intangible assets from non-GAAP measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management

Control4 Announces Third Quarter 2018 Financial Results

and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired. Although the company excludes amortization of acquired intangible assets from non-GAAP measures, management believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Furthermore, we believe it is useful to exclude expenses related to litigation settlements and executive severance because of the variable and unpredictable nature of these expenses which are not indicative of past or future operating performance. We believe that past and future periods are more comparable if we exclude those expenses.

Management believes these adjustments provide useful comparative information to investors. Non-GAAP results are presented for supplemental informational purposes only for understanding the operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Management urges investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the business.

CONTACT:

Investor Relations

Lauren Sloane

The Blueshirt Group

Tel: +1 415-217-2632

lauren@blueshirtgroup.com

Source: Control4

Control4 Announces Third Quarter 2018 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$35,373	$29,761
Restricted cash	264	273
Short-term investments	54,544	44,057
Accounts receivable, net	34,157	29,925
Inventories	41,621	37,171
Prepaid expenses and other current assets	5,058	4,369
Total current assets	171,017	145,556
Property and equipment, net	8,684	7,337
Long-term investments	1,085	12,038
Intangible assets, net	21,962	26,081
Goodwill	21,598	21,867
Other assets	1,330	1,618
Total assets	$225,676	$214,497
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,932	$25,654
Accrued liabilities	8,431	10,835
Current portion of deferred revenue	5,121	4,538
Total current liabilities	40,484	41,027
Other long-term liabilities	4,500	3,942
Total liabilities	44,984	44,969
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 26,707,025 and 25,832,895 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	3	3
Additional paid-in capital	240,394	242,281
Accumulated deficit	(58,908)	(72,225)
Accumulated other comprehensive loss	(797)	(531)
Total stockholders’ equity	180,692	169,528
Total liabilities and stockholders’ equity	$225,676	$214,497

Control4 Announces Third Quarter 2018 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenue	$71,594	$64,583	$199,971	$176,043
Cost of revenue	34,484	31,520	95,760	86,572
Gross margin	37,110	33,063	104,211	89,471
Operating expenses:
Research and development	11,144	10,347	32,595	30,246
Sales and marketing	13,520	12,692	38,608	36,082
General and administrative	6,913	5,109	19,534	16,413
Total operating expenses	31,577	28,148	90,737	82,741
Income from operations	5,533	4,915	13,474	6,730
Other income (expense), net:
Interest, net	327	125	819	224
Other income (expense), net	(82)	79	(864)	183
Total other income (expense), net	245	204	(45)	407
Income before income taxes	5,778	5,119	13,429	7,137
Income tax expense (benefit)	67	85	112	(2,459)
Net income	$5,711	$5,034	$13,317	$9,596
Net income per common share:
Basic	$0.22	$0.20	$0.51	$0.39
Diluted	$0.21	$0.19	$0.48	$0.36
Weighted-average number of shares:
Basic	26,397	25,050	26,116	24,551
Diluted	27,671	27,122	27,489	26,393

Stock-based compensation included in the consolidated statement of operations data (unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cost of revenue	$59	$66	$182	$185
Research and development	1,115	1,031	3,233	3,210
Sales and marketing	941	883	2,877	2,831
General and administrative	1,314	1,048	3,793	2,965
Total stock-based compensation expense	$3,429	$3,028	$10,085	$9,191

Control4 Announces Third Quarter 2018 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 30,
	2018	2017
	(unaudited)
Operating activities
Net income	$13,317	$9,596
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2,852	2,703
Amortization of intangible assets	4,286	3,885
Loss (gain) on disposal of fixed assets	5	(1)
Provision for doubtful accounts	760	491
Investment discount and premium amortization	(349)	(57)
Stock-based compensation	10,085	9,191
Tax benefit from business acquisition	—	(2,415)
Changes in assets and liabilities:
Accounts receivable, net	(5,353)	(4,890)
Inventories	(5,015)	(5,347)
Prepaid expenses and other current assets	(644)	390
Other assets	255	(1,018)
Accounts payable	1,816	3,495
Accrued liabilities	(1,223)	(1,675)
Deferred revenue	574	870
Other long-term liabilities	622	171
Net cash provided by operating activities	21,988	15,389
Investing activities
Purchases of available-for-sale investments	(51,538)	(52,472)
Proceeds from sales of available-for-sale investments	1,000	1,950
Proceeds from maturities of available-for-sale investments	51,350	34,580
Purchases of property and equipment	(3,914)	(3,003)
Business acquisitions, net of cash acquired	(1,411)	(7,881)
Net cash used in investing activities	(4,513)	(26,826)
Financing activities
Proceeds from exercise of options for common stock	10,729	11,290
Payments for withholding taxes related to net share settlement of equity awards	(6,378)	(4,591)
Repurchase of common stock	(15,957)	(1,821)
Payment of debt issuance costs	(113)	—
Net cash (used in) provided by financing activities	(11,719)	4,878
Effect of exchange rate changes on cash and cash equivalents	(153)	397
Net change in cash and cash equivalents	5,603	(6,162)
Unrestricted and restricted cash and cash equivalents at beginning of period	30,034	35,060
Unrestricted and restricted cash and cash equivalents at end of period	$35,637	$28,898
Supplemental disclosure of cash flow information
Cash paid for interest	$105	$65
Cash paid for taxes	988	1,120
Supplemental schedule of non-cash investing and financing activities
Business acquisitions holdback liability	—	1,068
Purchases of property and equipment financed by accounts payable	689	396
Net unrealized gains (losses) on available-for-sale investments	(3)	3

Control4 Announces Third Quarter 2018 Financial Results

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(in thousands, except percentages and per share data)
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$37,110	$33,063	$104,211	$89,471
Stock-based compensation expense in cost of revenue	59	66	182	185
Amortization of intangible assets in cost of revenue	888	802	2,733	2,367
Acquisition-related costs in cost of revenue	—	37	—	165
Non-GAAP gross margin	$38,057	$33,968	$107,126	$92,188
Revenue	$71,594	$64,583	$199,971	$176,043
Gross margin percentage	51.8%	51.2%	52.1%	50.8%
Non-GAAP gross margin percentage	53.2%	52.6%	53.6%	52.4%

Reconciliation of Income (Loss) from Operations to Non-GAAP Income (Loss) from Operations:
Income (loss) from operations	$5,533	$4,915	$13,474	$6,730
Stock-based compensation expense	3,429	3,028	10,085	9,191
Amortization of intangible assets	1,401	1,334	4,286	3,885
Acquisition-related costs	—	17	16	446
Non-GAAP income (loss) from operations	$10,363	$9,294	$27,861	$20,252
Revenue	$71,594	$64,583	$199,971	$176,043
Operating margin percentage	7.7%	7.6%	6.7%	3.8%
Non-GAAP operating margin percentage	14.5%	14.4%	13.9%	11.5%

Reconciliation of Net Income (Loss) to Non-GAAP Net Income:
Net income (loss)	$5,711	$5,034	$13,317	$9,596
Stock-based compensation expense	3,429	3,028	10,085	9,191
Amortization of intangible assets	1,401	1,334	4,286	3,885
Acquisition-related costs	—	17	16	(1,969)
Non-GAAP net income (loss) (1)	$10,541	$9,413	$27,704	$20,703
Non-GAAP net income (loss) (1) per common share:
Basic	$0.40	$0.38	$1.06	$0.84
Diluted	$0.38	$0.35	$1.01	$0.78
Weighted-average number of shares:
Basic	26,397	25,050	26,116	24,551
Diluted	27,671	27,122	27,489	26,393

(1) Excludes the calculated effect of non-GAAP adjustments on income tax expense of $0.3 million and $0.8 million for the three and nine months ended September 30, 2018, respectively.